EXHIBIT 10


                 AGREEMENT FOR EXCHANGE OF STOCK


    This Agreement for Exchange of Stock (this "Agreement"), dated as of
June 29, 1995, among ENSERCH Corporation, a Texas corporation ("ENSERCH"), Jonathan P. Carroll ("Carroll"), Carroll Group, Inc., a California corporation ("Carroll Group"), the Jonathan Pitts Carroll 1995 Grantor Annuity Trust, the Gina Leanne Carroll 1995 Grantor Annuity Trust, the Jonathan and Gina Carroll 1995 Family Trust (the three preceding trusts are, collectively, the "Trusts"), Apollo Investment Fund, L.P., a Delaware limited partnership ("Apollo"), Savant Enterprises Partners, L.P., a Delaware limited partnership ("Savant"), Michael
C. Gibbs ("Gibbs"), Kevin Gates ("Gates") (Carroll, Carroll Group and the Trusts are, collectively, the "Management Stockholders") (Apollo, Savant, Gibbs and Gates are, collectively, the "Nonmanagement Stockholders") (the Management Stockholders and the Nonmanagement Stockholders are, collectively, the "Stockholders") and DGS Holdings Corp., a Delaware corporation (the "Company"),

                       W I T N E S S E T H:

    WHEREAS, the Stockholders collectively hold all of the issued and outstanding shares of capital stock (the "Stock") and warrants to purchase shares of capital stock of the Company and desire to exchange the Stock for stock of ENSERCH as set forth herein;

    NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                            ARTICLE I.

                           Definitions

    Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

    (a) "Affiliate" shall mean a family member of, or a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person in question.

    (b) "best knowledge", "have no knowledge of", or "do not know of" and similar phrases shall mean (i) with respect to the Management Stockholders or the Company (A) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after due inquiry by such person, (B) in the case of an entity other than the Trusts, the particular fact was known, or not known, as the context requires, to any employee of such entity with management responsibilities of such entity after due inquiry by the principal executive officer of such entity and (C) in the case of a Trust, the particular fact was known, or not known, as the context requires, to Carroll after due inquiry by him; and (ii) with respect to the Nonmanagement Stock-holders (A) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person and (B) in the case of an entity, the particular fact was known, or not known, as the context requires, to any employee of such entity with management responsibilities of such entity.

    (c) "Carroll Transfer" shall mean a transfer of 400 shares of the Common Stock of Carroll Group by Jonathan Carroll in the aggregate to the Jonathan Pitts Carroll 1995 Grantor Annuity Trust, the Gina Leanne Carroll 1995 Grantor Annuity Trust and the Jonathan and Gina Carroll 1995 Family Trust.

    (d)  "Cash Compensation" shall have the meaning set forth in
Section 9.06(a).

    (e) "Closing" shall mean the closing of the transactions contemplated by this Agreement, which shall occur at 10:00 a.m., local time, on the Closing Date in the offices of Jackson & Walker, L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202, or at such other time and place as shall be mutually agreed in writing by the parties hereto.

    (f) "Closing Date" shall mean five days following the date on which all of the conditions set forth in Articles VII and VIII are satisfied or waived or such other date as may be mutually agreed in writing by the parties hereto.

    (g)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (h)  "Commitments" shall have the meaning set forth in Section 9.10(a).

    (i)  "Common Stock" shall have the meaning set forth in Section 3.03.

    (j)  "Compensation Plans" shall have the meaning set forth in
Section 9.06(b).

    (k)  "Confidential Information" shall have the meaning set forth in
Section 5.16.

    (l)  "Confidentiality Agreement" shall have the meaning set forth in
Section 6.03.

    (m)  "Controlled Group" shall have the meaning set forth in
Section 9.07(g).

    (n)  "Damages" shall have the meaning set forth in Section 12.01.

    (o) "Due Diligence Completion Notice" shall have the meaning set forth in Article IX.

    (p)  "Due Diligence Conditions" shall have the meaning set forth in
Article IX.

    (q)  "Earnings Release" shall have the meaning set forth in Section 5.14.

    (r)  "Employee Benefit Plans" shall have the meaning set forth in
Section 9.07(a).

    (s) "Employee Policies and Procedures" shall have the meaning set forth in Section 9.06(d).

    (t)  "Employment Agreements" shall have the meaning set forth in
Section 9.06(c).

    (u) "ENSERCH Common Stock" shall mean common stock, par value $4.45 per share, of ENSERCH.

    (v) "ENSERCH Shares" shall mean the shares of ENSERCH Common Stock issued to the Stockholders pursuant to Section 2.01.

    (w)  "Environmental Laws" shall have the meaning set forth in
Section 9.30(a).

    (x)  "ERISA" shall have the meaning set forth in Section 9.07(a).

    (y)  "Financial Statements" shall have the meaning set forth in
Section 9.04.

    (z)  "Fixed Assets" shall have the meaning set forth in Section 9.20.

    (aa) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    (bb) "Key Employees" shall mean each of Carroll and Larry Horan.

    (cc) "ordinary course of business" means the usual and customary way in which the Company or any Subsidiary, as the case may be, has conducted its business in the past.

    (dd) "Personal Property" shall have the meaning set forth in
Section 9.09(b).

    (ee) "Preferred Stock" shall have the meaning set forth in Section 3.03.

    (ff) "Proprietary Rights" shall have the meaning set forth in
Section 9.13(a).

    (gg) "Real Property" shall have the meaning set forth in Section 9.09(a).

    (hh) "Redemption" shall have the meaning set forth in Section 7.11.

    (ii) "Registration Rights Agreement" shall have the meaning set forth in
Section 10.02(h).

    (jj) "Securities Act" shall have the meaning set forth in Section 3.06.

    (kk) "Stock" shall mean all of the outstanding shares of capital stock of the Company other than the 40,000 issued and outstanding shares of Preferred Stock.

    (ll) "Stockholders' Agreement" shall mean the Shareholders Agreement dated as of February 22, 1991, among the Company and its stockholders.

    (mm) "Subsidiary" shall mean any corporation, limited liability company, partnership, joint venture or other legal entity of which the Company owns, directly or indirectly, at least 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and shall include within the meaning of the term each Subsidiary, as defined above, of any Subsidiary of the Company. The term "Subsidiary" shall not include any entity, or any interest in any entity, that is disposed of pursuant to Section
7.12 prior to the Closing.

    (nn) "Warrants" shall mean the 49,303 warrants to purchase Common Stock owned by Savant.

                           ARTICLE II.

                           The Exchange

    Section 2.01. Exchange of Shares. Subject to and upon the terms and conditions contained herein, at the Closing, all the issued and outstanding shares of Common Stock, which will constitute all of the capital stock of the Company at the Closing, will be exchanged for 1,204,098 shares of ENSERCH Common Stock. Each Stockholder will receive that number of shares of ENSERCH Common Stock set forth on Exhibit 2.01.

    In case ENSERCH shall at any time after the date of this Agreement and prior to the Closing (i) declare a dividend on ENSERCH Common Stock payable in shares of ENSERCH Common Stock, (ii) subdivide the outstanding ENSERCH Common Stock into a greater number of shares, (iii) combine the outstanding ENSERCH Common Stock into a lesser number of shares or (iv) issue any shares of its capital stock in a reclassification of the ENSERCH Common Stock (including any such reclassification in connection with a consolidation or merger), the number of shares of ENSERCH Common Stock to be issued to the Stockholders pursuant to the preceding paragraph shall be proportionately adjusted so that the Stockholders would be entitled to receive at the Closing the aggregate number and kind of shares of ENSERCH capital stock that they would have held on the actual Closing Date if the Closing had occurred on the date of this Agreement.

    Section 2.02. Characterization of Exchange. The Stockholders and ENSERCH agree that the exchange contemplated by this Agreement is intended to qualify as the first step in a tax free reorganization within the meaning of Section 368(a)(1)(C) with respect to the transfer of the Stock held by Carroll Group.

                           ARTICLE III.
                  Representations and Warranties
               of the Company and the Stockholders

    The Management Stockholders, as to themselves and the Company, and the Company represent and warrant that the following representations and warranties are true and correct as of the date hereof and shall be true and correct through the Closing Date as if made on that date. The Nonmanagement Stockholders, as to themselves severally, represent and warrant that (i) with regard to Sections 3.01, 3.05(b), 3.06, 3.07, 3.08 and 3.12, the representations and warranties made by each of the Nonmanagement Stockholders therein are true and correct as of the date hereof and shall be true and correct through the Closing Date as if made on that date and (ii) with regard to Sections 3.02, 3.03, 3.04, 3.05(a), 3.09, 3.10 and 3.11, to their knowledge, the representations and warranties contained therein are true and correct as of the date hereof and shall be true and correct through the Closing Date as if made on that date. The Trusts, Gibbs and Gates, as to themselves severally, represent and warrant that the representations and warranties made by each of them in Section 3.13 are true and correct as of the date hereof and shall be true and correct through the Closing Date as if made on that date.

    Section 3.01. Ownership of the Stock. Each Stockholder severally represents and warrants that, on the date of this Agreement, it owns, beneficially and of record, except as noted on Exhibit 3.01(a), title to the issued and outstanding shares of Common Stock and the issued and outstanding shares of Preferred Stock attributed to it on Exhibit 3.01(a) (assuming that the exercise of the Warrants has not taken place), free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements, except the Stockholders' Agreement. Savant represents and warrants that, on the date of this Agreement, Savant owns the Warrants free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements, except the Stockholders' Agreement. Each Stockholder severally represents and warrants that, at the Closing, it shall convey to ENSERCH title to the number of shares of Common Stock attributed to it on Exhibit 3.01(b) (assuming the previous exercise of the Warrants), free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, stockholders' agreements or restric-tions. Each Stockholder severally represents and warrants that, except for this Agreement, the Warrants, the Preferred Stock and the Stockholders' Agreement, it is not a party to or bound by, nor does it have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of the Company.

    Section 3.02. Organization and Good Standing; Qualification; Permits. The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company and each of the Subsidiaries is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business or any state or local governmental authorities' requirement makes such qualification necessary, which jurisdictions are listed on Exhibit 3.02, except where the failure to be qualified or licensed would not have a material adverse effect on the business of the Company. The Company and the Subsidiaries do not have any assets, employees or offices in any state other than the states listed on Exhibit 3.02. The Company and each of the Subsidiaries has obtained or duly applied for all material licenses, permits and certificates from government agencies and authorities that are necessary to the conduct of its business or required by any state or local authority as a result of the Company's or the Subsidiary's business, and the consummation of the transactions contemplated hereby will not result in the loss or impairment of, or any default under, any such license, permit or certificate. DGS/IESCO Inc. does not own any assets and does not conduct any business.

    Section 3.03. Capitalization. On the date of this Agreement, the authorized capital stock of the Company consists of (i) 200,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 91,572.36 shares are issued and outstanding, and (ii) 45,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which 40,000 shares have been designated Series A 12% Cumulative Redeemable Preferred Stock and are issued and outstanding. On the date of this Agreement, 8,427.64 shares of Common Stock and no shares of Preferred Stock are held in the treasury of the Company. At the Closing, the authorized capital stock of the Company will consist of (i) 200,000 shares of Common Stock, of which the number of shares set forth on Exhibit 3.01(b) will be issued and outstanding, and (ii) 45,000 shares of Preferred Stock, of which no shares will be issued and outstanding. At the Closing, no shares of Common Stock or Preferred Stock will be held in the treasury of the Company. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except for the Warrants, on the date of this Agreement, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of the Company. At the Closing, no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of the Company will exist. Except for this Agreement, the Stockholders' Agreement, the Warrants and the redemption of the Preferred Stock, the Company is not a party to or bound by, nor does it have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of the Company. No shares of capital stock of the Company have been issued or disposed of in violation of the preemptive rights of any of the Company's stockholders. All accrued dividends on the capital stock of the Company, whether or not declared, have been paid in full, except for $18,666.62 in accrued dividends on the Preferred Stock as of June 29, 1995, plus dividends accruing on such Preferred Stock after June 29, 1995, at a rate of $1,333.33 per day until the Preferred Stock is redeemed in accordance with Section 7.11.

    Section 3.04. Corporate Records. The copies of the Certificate of Incorporation and all amendments thereto and the Bylaws of the Company and the Subsidiaries that ENSERCH has been afforded an opportunity to inspect, are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Company and the Subsidiaries, copies of which ENSERCH has had an opportunity to inspect, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of the Company and the Subsidiaries since the formation of the Company and the Subsidiaries.
Copies of all the documents referred to in this Section 3.04 will be delivered to ENSERCH at the Closing.

    Section 3.05.  Authorization and Validity.

         (a) The execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The agreements contemplated hereby will be as of the Closing Date duly executed and delivered by the Company and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The transfer of the Stock by the Stockholders to ENSERCH as contemplated herein will not impair the ability or authority of the Company to carry on its business as now conducted in any respect.

         (b) Each Stockholder severally represents and warrants that its execution, delivery and performance of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, has been duly authorized by it. Each Stockholder severally represents and warrants that this Agreement has been duly executed and delivered by it or him and constitutes a legal, valid and binding obligation of that Stockholder, enforceable against the Stockholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. Each Stockholder severally represents and warrants that the agreements contemplated hereby will be as of the Closing Date duly executed and delivered by it or him and will constitute legal, valid and binding obligations of that Stockholder, enforceable against the Stockholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

    Section 3.06. Registration. Each Stockholder understands and agrees that it or he must bear the economic risk of the acquisition of the ENSERCH Shares to be acquired by it or him for an indefinite period of time because the resale by that Stockholder of the ENSERCH Shares received by it or him has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and the ENSERCH Shares are instead being offered and sold in reliance on an exemption from such registration; except that the parties to this Agreement intend that the ENSERCH Shares be registered pursuant to the Registration Rights Agreement and that the ENSERCH Shares so registered may be immediately sold after the completion of such registration.

    Section 3.07. Acquisition for Account. Each Stockholder severally represents and warrants that all of the ENSERCH Shares acquired by it or him are being acquired solely for its or his own account, for investment, and not with a view to, or resale in connection with, any distribution, subdivision or fractionalization thereof in violation of the Securities Act, and such Stockholder has no present plans to enter into an contract, undertaking, agreement or arrangement with respect to any resale of the ENSERCH Shares; except that the parties to this Agreement intend that the offer and sale of the ENSERCH Shares be registered pursuant to the Registration Rights Agreement and that the offering and sale of the ENSERCH Shares so registered may be effected immediately after the completion of such registration.

    Section 3.08. Accredited Investor. Each of Carroll Group, Carroll, Savant and Apollo severally represents that it or he is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

    Section 3.09. Damages Related to Oil and Gas Interests.  Neither the
Company nor any Subsidiary is subject to any Damages with regard to a working interest in an oil or gas property owned by the Company or any Subsidiary, whether such working interest is owned directly or indirectly (through a limited or general partnership or otherwise), except for liabilities disclosed in the Financial Statements or customary operating expenses charged by the operator pursuant to a joint operating agreement.

    Section 3.10.  Taxes.

         (a)  Filing of Tax Returns.  Except as set forth on Exhibit
    9.15(c), the Company and each Subsidiary have duly and timely filed or shall duly and timely file (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all returns (including information returns) and reports, including all schedules or attachments thereto, required by the United States or any state or any political subdivision thereof or any foreign jurisdiction to be filed on or before the Closing Date by the Company and each Subsidiary in connection with any tax ("Tax Returns"). Except as set forth on Exhibit 9.15(c), all such Tax Returns are, or shall be, complete and accurate and properly reflect the taxes of the Company and each Subsidiary for the periods covered hereby.

         (b) Payment of Taxes. Except as set forth on Exhibit 9.15(c), the Company and each Subsidiary have paid or accrued all taxes that have become due with respect to any Tax Returns that they have filed or are required to have filed with respect of its business activities through the Closing Date.

         (c) No Pending Deficiencies, Delinquencies, Assessments or Audits. Except as set forth on Exhibit 9.15(c), no tax deficiency or delinquency has been asserted against the Company or any Subsidiary; there is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Company or any Subsidiary that, to the knowledge of the Company, any Subsidiary or the Stockholders, could be asserted by any tax authority; there is no tax authority audit of the Company or any Subsidiary pending and the results of any completed audits are properly reflected in the Financial Statements; and there are no pending claims for refund of taxes filed by the Company or any Subsidiary.

         (d) Tax Liens. There are no liens for taxes upon any assets of the Company or any Subsidiary other than statutory liens for taxes not yet delinquent.

         (e) All Withholding Requirements Satisfied. All monies required to be withheld by the Company and each Subsidiary and paid to governmental agencies for all taxes (including any amounts required to be withheld pursuant to Sections 1441 through 1446 of the Code) have been (i) collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose or (ii) properly reflected in the Financial Statements.

         (f) Request for Rulings. There are no outstanding requests for rulings with any tax or revenue authority that would have a material adverse effect on the operations of the Company and its Subsidiaries.

         (g) Partnerships. Except as set forth on Exhibit 9.15(g), neither the Company nor any Subsidiary owns any interest in any entity that is characterized as a partnership under the Code.

         (g) Accrued Taxes. The Financial Statements reflect all tax liabilities of the Company and the Subsidiaries, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising prior to the date of this Agreement.

    Section 3.11. Subsidiaries. The Company does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity, except the Subsidiaries and other entities listed on Exhibit 9.01. The authorized and issued capital stock of each Subsidiary is set forth on Exhibit 9.01. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned by the Company free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements. Except as set forth on Exhibit 9.01, there are in existence no options, warrants or similar rights granted by any Subsidiary, or any agreements to which any Subsidiary is a party, for the issuance or sale by it of any securities except to the Company.

    Section 3.12. Pooling of Interests. Each Stockholder severally represents and warrants that it or he has not made changes in its or his Stock equity interest in contemplation of the transactions contemplated by this Agreement other than as a result of the exercise of the Warrants by Savant, the Carroll Transfer or the Redemption.

    Section 3.13.  The Trusts, Gibbs and Gates Investment Representations.
Each of Gibbs, Gates and each of the Trusts has received a copy of the ENSERCH Annual Report on Form 10-K for the fiscal year ended December 31, 1994, and all other documents filed subsequent to December 31, 1994, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (including without limitation, its Form 10-Q for the quarter ended March 31, 1995, and its Proxy Statement for its annual Shareholders meeting dated
March 24, 1995), each in the form (excluding exhibits) filed with the SEC (collectively the "Reports"). Each of Gibbs, Gates and each of the Trusts acknowledges it has received and reviewed this Agreement and the Reports and other documents referred to herein and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents. Each of Gibbs, Gates and each of the Trusts has carefully reviewed and fully understands the nature and risks of, and other considerations relating to, the issuance of the ENSERCH Shares pursuant to this Agreement. Each of Gibbs, Gates and each of the Trusts has received only the Reports and the documents attached as exhibits hereto and the other documents that ENSERCH may have provided at the specific request of any of Gibbs, Gates or any of the Trusts, and has received no other literature from ENSERCH.
Each of Gibbs, Gates and each of the Trusts acknowledges that, except as set forth in this Agreement and the exhibits hereto, no representations or warranties have been made to such Stockholder by ENSERCH or by any person acting on behalf of ENSERCH with respect to the business or financial condition of ENSERCH.

                           ARTICLE IV.

            Representations and Warranties of ENSERCH

    ENSERCH represents and warrants that the following are true and correct as of the date hereof and shall be true and correct through the Closing Date as if made on that date:

    Section 4.01. Organization and Good Standing. ENSERCH is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contem-plated hereby.

    Section 4.02. Authorization and Validity. The execution, delivery and performance by ENSERCH of this Agreement has been and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been or shall be as of the Closing Date duly authorized by ENSERCH. This Agreement and each other agreement contemplated hereby has been or shall be as of the Closing Date duly executed and delivered by ENSERCH and constitutes or shall constitute legal, valid and binding obligations of ENSERCH, enforceable against ENSERCH in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

    Section 4.03. No Violation. Neither the execution, delivery or per-formance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby shall (i) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of ENSERCH or any agreement, indenture or other instrument under which ENSERCH is bound or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over ENSERCH or the properties or assets of ENSERCH.

    Section 4.04. Finder's Fee. ENSERCH has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby, except a fee payable to Regency Gas Company, for which ENSERCH shall be solely responsible.

    Section 4.05. ENSERCH Shares. The issuance of the ENSERCH Shares has been duly authorized by all necessary action on the part of the Board of Directors of ENSERCH and the ENSERCH Shares, when issued in accordance with the terms of this Agreement, shall be validly issued, fully paid and nonassessable. The Stockholders shall own the ENSERCH Shares free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements.

    Section 4.06. Consents. Except as set forth on Exhibit 4.06, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of ENSERCH.

    Section 4.07. Governing Documents. ENSERCH has delivered or made available to the Stockholders true, accurate and complete copies of ENSERCH's Articles of Incorporation and Bylaws in effect as of the date hereof.

    Section 4.08. Continuation of the Company's Business. ENSERCH currently has no plan or intention to (i) liquidate the Company; (ii) merge the Company with or into or otherwise combine the Company with another corporation other than a direct wholly-owned subsidiary of ENSERCH; (iii) sell or otherwise dis-pose of the stock of the Company or (iv) cause the Company to sell or otherwise dispose of any of the assets of the Company except for dispositions made in the ordinary course of business.

                            ARTICLE V.

          The Stockholders' and the Company's Covenants

     The Management Stockholders jointly and severally agree and covenant that between the date hereof and the Closing they and the Company will be bound by the covenants contained in this Article V. The Company agrees and covenants that between the date hereof and the Closing, it will be bound by the covenants contained in this Article V. The Nonmanagement Stockholders severally agree and covenant that between the date hereof and the Closing they will not approve or consent to any action in violation of any of the covenants contained in this
Article V.

    Section 5.01.  Consummation of Agreement.  The Company and the
Stockholders shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

    Section 5.02. Business Operations. The Company and the Subsidiaries shall operate their businesses in the ordinary course and shall not introduce any new method of management or operation. The Company and the Stockholders shall use their best efforts to preserve the business of the Company and the Subsidiaries intact, to retain the present customers and suppliers so that they shall continue to be such after the Closing. None of the Company, any Subsid-iary or the Stockholders shall take any action that could adversely affect the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company or any Subsidiary without the prior written consent of ENSERCH or take or fail to take any action that would (i) cause or permit the representations and warranties made in Article III to be inaccurate at the time of Closing, (ii) preclude the Company and the Stockholders from making such representations and warranties at the Closing or (iii) cause the Due Diligence Conditions not to be true.

    Section 5.03. Access. The Company and the Stockholders shall permit ENSERCH and its authorized representatives full access to, and make available for inspection, all of the assets and business of the Company and the Subsidia-ries, including their respective employees, customers and suppliers, and permit ENSERCH and its authorized representatives to inspect and make copies of all documents, records and information with respect to the affairs of the Company and the Subsidiaries as ENSERCH and its representatives may request, all for the sole purpose of permitting ENSERCH to become familiar with the business and assets and liabilities of the Company and the Subsidiaries.

    Section 5.04. Material Change. The Company and the Stockholders shall promptly inform ENSERCH in writing of any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company or any Subsidiary.

    Section 5.05. Approvals of Third Parties. The Company and the Stock-holders shall use their best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

    Section 5.06. Employee Matters. Neither the Company nor any Subsidiary shall, without the prior written approval of ENSERCH, except as required by law:

    (a) increase the Cash Compensation of any employee of the Company or any Subsidiary;

    (b)  adopt, amend or terminate any Compensation Plan;

    (c)  adopt, amend or terminate any Employment Agreement;

    (d)  adopt, amend or terminate any Employee Policies and Procedures;

    (e)  institute, settle or dismiss any employment litigation;

    (f) enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or

    (g) take or fail to take any action with respect to any past or present employee of the Company or any Subsidiary that could adversely affect the business of the Company or any Subsidiary.

    Section 5.07. Employee Benefit Plans. Neither the Company nor any Subsidiary shall, without the prior written approval of ENSERCH, except as required by law:

    (a)   adopt, amend or terminate any Employee Benefit Plan;

    (b) take any action that would deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

    (c) fail to pay any premium or contribution due or with respect to any Employee Benefit Plan;

    (d) fail to file any return or report with respect to any Employee Benefit Plan; or

    (e) take or fail to take any action that could adversely affect any Employee Benefit Plan.

    Section 5.08. Contracts. Except with ENSERCH's prior written consent or as required by the last sentence of Section 7.08, neither the Company nor any Subsidiary shall waive any right or cancel any contract, debt or claim nor assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the ordinary course of business.

    Section 5.09.  Capital Assets; Payments of Liabilities.  Neither the
Company nor any Subsidiary shall, without the prior written approval of ENSERCH
(i) acquire or dispose of any capital asset having an initial cost of $50,000 or more or (ii) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (a) liabilities and obligations reflected in the Financial Statements or (b) current liabilities and obligations incurred in the ordinary course of business since March 31, 1995, and, in either case (a) or
(b) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

    Section 5.10. Mortgages, Liens and Guaranties. Neither the Company nor any Subsidiary shall, without the prior written approval of ENSERCH, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets, whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any corporation, business or other person.

    Section 5.11. No Negotiation with Others. Neither the Company nor the Stockholders shall, and no Subsidiary shall be permitted to, solicit or participate in negotiations with (and the Company and the Stockholders shall use their best efforts to prevent any Affiliate, stockholder, director, officer, employee or other representative or agent of the Company from negotiating with, soliciting or participating in negotiations with) any third party with respect to the sale of the business of the Company or any Subsidiary or any transaction inconsistent with those contemplated hereby.

    Section 5.12. HSR Act. The Company and the Stockholders shall use their best efforts to file as soon as possible, and to effect early termination of all applicable waiting periods, under the HSR Act, including without limitation complying promptly with all requests thereunder for additional information.

    Section 5.13. Distributions and Repurchases. No distribution, payment or dividend of any kind shall be declared or paid by the Company or any Subsidiary, nor shall any repurchase of any of the Stock be approved or effected, except for the redemption of the Preferred Stock as required by Section 7.11 and the distribution of interests in public utility companies required by Section 7.12.

    Section 5.14.  Pooling of Interests.  Except for the Redemption, the
Carroll Transfer and the exercise of the Warrants by Savant, each Stockholder severally agrees not to directly or indirectly sell, transfer, assign or dispose of or in any other way reduce his or its risk relative to any ENSERCH Shares to be received in the business combination contemplated by this Agreement until such time as financial results covering at least 30 days of post-Closing com-bined operations of ENSERCH and the Company have been published in a press release (the "Earnings Release"). Each Stockholder severally agrees not to make changes in its or his Stock equity interest in contemplation of effecting the transactions contemplated by this Agreement other than as a result of the exercise of the Warrants by Savant, the Carroll Transfer or the Redemption.

    Section 5.15. Corporate Records. The Company and the Stockholders will not amend the Certificate of Incorporation or the Bylaws of the Company or any of the Subsidiaries. The Company and the Stockholders will deliver to ENSERCH at or prior to the Closing copies of the minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of the Company and the Subsidiaries since the date of this Agreement.

    Section 5.16. Confidentiality Agreement. ENSERCH and its subsidiaries and Affiliates have provided certain information, which information is non-public, confidential or proprietary in nature (the "Confidential Information"), to the Company and the Management Stockholders in connection with the transaction contemplated by this Agreement and the subsequent combined business of ENSERCH and the Company. The Company and the Management Stockholders agree not to, and to cause their financial advisors, agents, directors, officers, employees and representatives (collectively, the "Representatives") not to, use any of the Confidential Information for any purpose other than evaluating the possibility of the proposed transaction. The Company and the Management Stockholders agree that the Confidential Information will not be used by the Company, the Management Stockholders or the Representatives in any way which is to the competitive disadvantage or otherwise detrimental to ENSERCH or its subsidiaries or Affiliates and that such information will be kept strictly confidential by the Company, the Management Stockholders and the Representatives; provided that
(i) any of such information may be disclosed to such of the Representatives who need to know such information for the purpose of evaluating the proposed transaction (it being understood that such Representatives shall be informed by the Company and the Management Stockholders to treat such information confiden-tially), and (ii) any disclosure of such information may be made to which ENSERCH shall expressly consent in writing. In the event this Agreement is terminated after the Company, the Management Stockholders or the Representatives have been furnished with or obtained Confidential Information, the Company, the Management Stockholders and the Representatives will promptly upon the request of ENSERCH return or destroy all of the Confidential Information. The term "Confidential Information" does not include information which (i) becomes generally available to the public other than as a result of a disclosure by the Company, the Management Stockholders or the Representatives, (ii) was available to the Company and the Management Stockholders on a non-confidential basis prior to its disclosure to the Company, the Management Stockholders or the Representa-tives by ENSERCH or its subsidiaries or Affiliates, (iii) becomes available to the Company and the Management Stockholders on a non-confidential basis from a source other than ENSERCH or its subsidiaries, Affiliates or their representa-tives, provided that such source is not bound by a confidentiality agreement with ENSERCH or its subsidiaries, Affiliates or their representatives or (iv) is required to be disclosed by applicable law or regulation or judicial or regu-latory process after reasonable measures have been taken by the Company and the Management Stockholders to maintain confidentiality and after they have given reasonable notice to ENSERCH specifying the information involved and the manner and extent of proposed disclosure thereof. The Company and the Management Stockholders understand and acknowledge that ENSERCH and its subsidiaries and Affiliates are not making any representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information, and ENSERCH and its subsidiaries and Affiliates and any of their respective officers, directors, employees, stockholders, owners, affiliates or agents shall not have any liability to the Company, the Management Stockholders or any other person resulting from the use of the Confidential Information. No failure or delay by ENSERCH in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. Notwithstanding any other provisions governing the term of this covenant, the Company's and the Management Stockholders' obligations under this Section 5.16 shall last until (i) the Closing or (ii) two years from the date of termination of this Agreement.

    Section 5.17. Stock Records. The Company and the Management Stockholders will use their best efforts to insure that the stock records of the Company and the Subsidiaries are correct and complete.

                           ARTICLE VI.

                       ENSERCH's Covenants

    ENSERCH agrees that between the date hereof and the Closing:

    Section 6.01. Consummation of Agreement. ENSERCH shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

    Section 6.02. HSR Act. ENSERCH shall use its best efforts to file as soon as possible, and to effect early termination of all applicable waiting periods, under the HSR Act, including without limitation complying promptly with all requests thereunder for additional information.

    Section 6.03. Confidentiality Agreement. All information made available to ENSERCH pursuant to this Agreement shall be maintained confidential by ENSERCH as provided in that certain letter agreement regarding confidentiality dated May 5, 1995, between ENSERCH, Carroll and the Company (the "Confidentiality Agree-ment"), the terms of which are incorporated into this Agreement by reference and made a part hereof. ENSERCH shall further take whatever steps may be necessary to ensure that ENSERCH's employees, consultants and agents comply with the provisions of this Section 6.03 and the provisions of the Confidentiality Agreement. Notwithstanding any other provisions governing the term of this covenant, ENSERCH's obligations under the this Section 6.03 shall last until (i) the Closing or (ii) two years from the date of termination of this Agreement.

    Section 6.04. Approvals of Third Parties. ENSERCH shall use its best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

                           ARTICLE VII.

                  ENSERCH's Conditions Precedent

    Except as may be waived in writing by ENSERCH, the obligations of ENSERCH hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

    Section 7.01. Representations and Warranties. The representations and warranties of the Company and the Stockholders contained herein shall have been true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date; and ENSERCH shall have received a certificate of the Company's President, and each of the Stockholders, dated as of the Closing Date, to the foregoing effect.

    Section 7.02. Covenants and Conditions. The Company and the Stockholders shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by the Company and the Stockholders prior to the Closing Date; and ENSERCH shall have received a certificate of the Company's President, and each of the Stockholders, dated as of the Closing Date, to the foregoing effect.

    Section 7.03. Opinion. Counsel to the Company and the Stockholders shall have delivered to ENSERCH its opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to counsel for ENSERCH.

    Section 7.04. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened, orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

    Section 7.05. No Material Adverse Change. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, busi-ness or prospects (except those that affect the industry in general) of the Company or any Subsidiary, taken as a whole, shall have occurred since the date of the most recent audited balance sheet included in the Financial Statements, whether or not such change was caused by the deliberate act or omission of the Company or any Subsidiary or the Stockholders.

    Section 7.06. HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated.

    Section 7.07. Due Diligence Review. On or prior to July 9, 1995, ENSERCH shall not have discovered Due Diligence Conditions (as defined in Article IX) that in the aggregate exceed $1,000,000 in amount and delivered a Due Diligence Completion Notice disclosing the nature and amount of such Due Diligence Conditions in accordance with Article IX.

    Section 7.08.  Release of Stockholders' Claims; Stockholders' Loans.
ENSERCH shall have received duly executed documents in form satisfactory to ENSERCH pursuant to which the Stockholders release, relinquish and waive any and all claims, demands, causes of action, suits, judgments or controversies of any kind whatsoever, whether known or unknown, that the Stockholder may have against the Company and/or the Subsidiaries as of the Closing Date, for any reason whatsoever, including without limitation claims by the Stockholders against the Company and/or the Subsidiaries with respect to dividends, repayment of loans, violation of preemptive rights or payment of salaries or other compensation.
All sums owing from the Stockholders to the Company shall either (i) be repaid prior to the Closing or (ii) transferred in accordance with Section 7.11.

    Section 7.09. Closing Deliveries. ENSERCH shall have received all documents, duly executed in form satisfactory to ENSERCH and its counsel, referred to in Section 10.01.

    Section 7.10. Employment Agreements. The Key Employees shall have entered into employment agreements with ENSERCH Energy Services, Inc. in the form mutually agreed by ENSERCH and the Key Employees.

    Section 7.11.  Preferred Stock Redemption and Sale of Stockholder Notes.
All the outstanding Preferred Stock shall have been redeemed in accordance with its terms (the "Redemption") for $4,000,000 plus a per diem payment of $1,333.33 for every day from June 15, 1995 through and including the date of the Redemption. The Company may transfer notes owing to it from Carroll in partial payment of this obligation. The value assigned to such notes transferred to the holder of the Preferred Stock shall be the outstanding principal amount of the notes plus any accrued but unpaid interest on the notes at the time of the assignment.

    Section 7.12. Disposition of Public Utilities. The Company and the Subsidiaries shall have disposed of any interest they may have in any public utility, including without limitation the utilities described in Exhibit 9.31.

    Section 7.13. Pooling of Interests. Except for the Redemption, the Carroll Transfer and the exercise of the Warrants by Savant, no Stockholder shall have directly or indirectly sold, transferred, assigned or disposed of or in any other way reduced his or its risk relative to the ENSERCH Shares to be received in the business combination contemplated by this Agreement until such time as ENSERCH issues the Earnings Release. No Stockholder shall have made changes in its or his Stock equity interest in contemplation of the transactions contemplated by this Agreement other than as a result of the exercise of the Warrants by Savant, the Carroll Transfer or the Redemption.

    Section 7.14. Exercise of Warrants. All the Warrants and any corresponding rights to purchase shares triggered by the Redemption shall have been fully exercised prior to the Closing.

    Section 7.15. Termination of the Stockholders' Agreement. The Stockholders' Agreement will have been terminated prior to the Closing.

                          ARTICLE VIII.

     The Company's and the Stockholders' Conditions Precedent

    Except as may be waived in writing by the Company and the Stockholders, the obligations of the Company and the Stockholders hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

    Section 8.01. Representations and Warranties. The representations and warranties of ENSERCH contained herein shall be true and correct in all material respects when initially made and shall be true and correct in all material respects as of the Closing Date; and ENSERCH shall have delivered to the Company and the Stockholders a certificate of ENSERCH's President or Vice President, dated as of the Closing Date, to the foregoing effect.

    Section 8.02. Covenants and Conditions. ENSERCH shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date; and ENSERCH shall have delivered to the Company and the Stockholders a certificate of ENSERCH's President or Vice President, dated as of the Closing Date, to the foregoing effect.

    Section 8.03. Proceedings. No action, proceeding or order by any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

    Section 8.04. HSR Act. All applicable waiting periods under the HSR Act shall have expired or been terminated.

    Section 8.05. Closing Deliveries. The Company or the Stockholders, as the case may be, shall have received all documents referred to in Section 10.02.

    Section 8.06. Opinion. Counsel to ENSERCH shall have delivered to Stockholders its opinion, dated as of the Closing Date, in form and substance reasonably satisfactory to counsel to the Company and the Stockholders.

                           ARTICLE IX.

                     Due Diligence Conditions

    ENSERCH's obligation to proceed to the consummation of this transaction is conditioned upon its due diligence review, which shall be completed on or prior to July 9, 1995, not revealing violations of the conditions set forth in this
Article IX and the representations and warranties set forth in Article III (except Section 3.09) (such conditions in Article IX and representations and warranties in Article III (except Section 3.09) are, collectively, the "Due Diligence Conditions") that, in the aggregate, exceed $1,000,000 in amount.
Upon completion of its due diligence review on or prior to July 9, 1995, ENSERCH shall send a written notice (the "Due Diligence Completion Notice") to the Com-pany stating the amount and nature of the violations of the Due Diligence Conditions discovered by ENSERCH. After the delivery of the Due Diligence Completion Notice, or if such notice is not delivered and this Agreement is not otherwise terminated, effective at the close of business on July 9, 1995, ENSERCH cannot assert any violations of the Due Diligence Conditions not con-tained in the Due Diligence Completion Notice in order to terminate its obliga-tions to proceed to the Closing pursuant to this Article IX or Section 7.07.

    Section 9.01. Subsidiaries. The Company does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity, except the Subsidiaries and other entities listed on Exhibit 9.01. Each Subsidiary is duly organized and validly existing in good standing under the laws of the state in which it is incorporated, and is duly qualified to do business and in good standing in each jurisdiction wherein failure to qualify to do business could adversely affect the Subsidiary. The Company has delivered to ENSERCH true, complete and correct copies of the Certificate of Incorporation and Bylaws of each Subsidiary, as in effect on the date hereof. The authorized and issued capital stock of each Subsidiary is set forth on Exhibit 9.01. The minute books of the Subsidiaries, copies of which have been delivered to ENSERCH, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of each Subsidiary since the formation of the Subsidiary. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned by the Company free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements. Except as set forth on Exhibit 9.01, there are in existence no options, warrants or similar rights granted by any Subsidiary, or any agreements to which any Subsidiary is a party, for the issuance or sale by it of any securities except to the Company. Each Subsidiary has obtained or duly applied for all material licenses, permits and certificates from government agencies and authorities that are necessary to the conduct of its business, and the consummation of the transactions contemplated hereby shall not result in the loss or impairment of, or any default under, any such license, permit or certificate.

    Section 9.02. No Violation. Neither the execution, delivery or per-formance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby shall (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company or any Subsidiary or any agreement, indenture or other instrument under which the Company or any Subsidiary is bound or to which the Stock or any of the assets of the Company or any Subsidiary are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Stock or any of the assets of the Company or any Subsid-iary, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Subsidiary or the Stock or the assets of the Company or any Subsidiary. The Company and each of the Subsidiaries has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports.

    Section 9.03. Consents. Except as set forth on Exhibit 9.03, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Company or the Stockholders.

    Section 9.04. Financial Statements. The Company has furnished to ENSERCH the audited consolidated balance sheet and related audited consolidated statements of income and retained earnings and cash flows of the Company as of and for the year ended November 30, 1994, including the notes thereto, as well as unaudited consolidated balance sheet and related unaudited consolidated statements of income and retained earnings and cash flows of the Company as of and for the four-month period ended March 31, 1995 (collectively, the "Financial Statements"). The Financial Statements are true, correct and complete, are in accordance with the books and records of the Company and the Subsidiaries, fairly present the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the dates and for the periods indi-cated and have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods.

    Section 9.05. Liabilities and Obligations. Except as set forth on Exhibit 9.05, the Financial Statements reflect all liabilities of the Company and the Subsidiaries, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof. All reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated. Except as set forth in the Financial Statements and on Exhibit 9.05, neither the Company nor any Subsidiary is liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, limited liability company, association, partnership, joint venture, trust or other entity, and none of the Company, any Subsidiary or Stockholders know of any basis for the assertion of any other claims or liabilities of any nature or in any amount.

    Section 9.06.  Employee Matters.

    (a) Cash Compensation. Exhibit 9.06(a) contains a complete and accurate list of the names, titles and cash compensation, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of the Company and the Subsidiaries. In addition, Exhibit 9.06(a) contains a complete and accurate description of (i) all increases in Cash Compensation of employees of the Company and the Subsidiaries during the current and immediately preceding fiscal year of the Company and (ii) any promised increases in Cash Compensation of employees of the Company and the Subsidiaries that have not yet been effected.

    (b) Compensation Plans. Exhibit 9.06(b) contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Company or the Subsidiaries or to which the Company or any Subsidiary contributes on behalf of its employees, other than Employee Benefit Plans listed on Exhibit 9.07(a) or the Employment Agreements listed on
Exhibit 9.06(c). The Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options. The Company has provided ENSERCH a copy of each written Compensation Plan and a written description of each unwritten Compensation Plan. Each of the Compensation Plans can be terminated or amended at will by the Company.

    (c) Employment Agreements. Exhibit 9.06(c) contains a complete and accu-rate list of all employment agreements (the "Employment Agreements") to which the Company or any Subsidiary is a party with respect to its employees. The Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements. The Company has provided ENSERCH a copy of each written Employment Agreement and a written description of each unwritten Employment Agreement.

    (d) Employee Policies and Procedures. Exhibit 9.06(d) contains a complete and accurate list of all employee manuals, policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of the Company or any Subsidiary. The Company has provided ENSERCH a copy of all written Employee Policies and Procedures and a written description of all unwritten Employee Policies and Procedures. Each of the Employee Policies and Procedures can be amended or terminated at will by the Company or the appropriate Subsidiary, as the case may be.

    (e) Unwritten Amendments. Except as set forth on Exhibit 9.06(e), no unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans, Employment Agreements or Employee Policies and Procedures.

    (f) Labor Compliance. Except as set forth on Exhibit 9.06(f) or in the Financial Statements, the Company and each Subsidiary

         (i) has been and is in compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and

         (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing.

     Neither the Company nor any Subsidiary has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices.

         There are no

         (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age or handicap discrimination charges or complaints pending or threatened against the Company or any Subsidiary before any federal, state or local court, board, department, commission or agency nor does any basis therefor exist or

         (ii) existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company or any Subsidiary, nor does any basis therefor exist.

    (g) Unions. Neither the Company nor any Subsidiary has ever been a party to any agreement with any union, labor organization or collective bargaining unit. Except as set forth on Exhibit 9.06(g), no employees of the Company or any Subsidiary are represented by any union, labor organization or collective bargaining unit. To the best knowledge of the Company, the employees of the Company and the Subsidiaries have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit.

    (h) Aliens. All employees of the Company and the Subsidiaries are citizens of, or are authorized to be employed in, the United States.

    Section 9.07.  Employee Benefit Plans.

    (a) Identification. Exhibit 9.07(a) contains a complete and accurate list of all employee benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by the Company or any Subsidiary or to which the Company or any Subsidiary contributes on behalf of its employees and all Employee Benefit Plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof. The Company has provided ENSERCH with copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance con-tracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, the Company has provided ENSERCH a written description of all existing practices engaged in by the Company or any Subsidiary that constitute Employee Benefit Plans. Each of the Employee Benefit Plans can be terminated or amended at will by the Company or the appropriate Subsidiary, as the case may be. No unwritten amendment exists with respect to any Employee Benefit Plan.

    (b) Administration. Each Employee Benefit Plan has been administered and maintained in compliance with all laws, rules and regulations.

    (c) Examinations. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

    (d) Prohibited Transactions. No prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan.

    (e) Claims and Litigation. No threatened or pending claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

    (f) Qualification. Except as set forth on Exhibit 9.07(a), the Company has received a favorable determination letter or ruling from the Internal Revenue Service for each Employee Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of
Section 501(a) of the Code. No proceedings exist or have been threatened that could result in the revocation of any such favorable determination letter or ruling.

    (g) Funding Status. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Company or any Subsidiary is a member (a "Controlled Group"). With respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued bene-fits as of the date hereof. Exhibit 9.07(g) contains a complete and accurate statement of all actuarial assumptions applied to determine the present value of accrued benefits under all Employee Benefit Plans subject to actuarial assumptions.

    (h) Excise Taxes. Except as set forth in the Financial Statements, neither the Company nor any Subsidiary or any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

    (i) Multiemployer Plans. Neither the Company nor any Subsidiary nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

    (j) PBGC. No facts or circumstances exist that would result in the imposition of liability against ENSERCH by the Pension Benefit Guaranty Company as a result of any act or omission by the Company, any Subsidiary or any member of a Controlled Group. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

    (k) Medical and Dental Care Claims. Exhibit 9.07(k) contains a complete and accurate list of all claims made (without identifying specific individuals) under any medical or dental care plan or commitment offered by the Company or any Subsidiary to its employees involving hospitalization, medical or dental care claims that have exceeded $25,000 per year for an individual during the Company's or the appropriate Subsidiary's current fiscal year or any of the three fiscal years preceding the date hereof.

    (l) Retirees. Neither the Company nor any Subsidiary has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with the Company or any Subsidiary.

    Section 9.08.  Absence of Certain Changes.  Except as set forth on Exhibit
9.08 or disclosed in the Financial Statements, since November 30, 1994, neither the Company nor any Subsidiary has

    (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of the Company, any Subsidiary or any Stockholder, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects;

    (b) contracted for the purchase of any capital assets having a cost in excess of $25,000 or paid any capital expenditures in excess of $25,000.

    (c) incurred any indebtedness for borrowed money or issued or sold any debt securities;

    (d) incurred or discharged any liabilities or obligations except in the ordinary course of business;

    (e) paid any amount on any indebtedness prior to the due date, forgiven or cancelled any debts or claims or released or waived any rights or claims;

    (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets;

    (g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has materially and adversely affected, or could materially and adversely affect, its business;

    (h) acquired or disposed of any assets except in the ordinary course of business;

    (i)   written up or written down the carrying value of any of its assets;

    (j) changed the costing system or depreciation methods of accounting for its assets;

    (k)   waived any material rights or forgiven any material claims;

    (l) lost or terminated any employee, customer or supplier, the loss or termination of which has materially and adversely affected, or could materially and adversely affect, its business or assets;

    (m)   increased the compensation of any director or officer;

    (n) increased the compensation of any employee except in the ordinary course of business;

    (o) made any payments to or loaned any money to any person or entity referred to in Section 9.28;

    (p) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

    (q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such rights;

    (r) entered into any agreement with any person or group, or modified or amended in any material respect the terms of any existing agreement except in the ordinary course of business;

    (s)   entered into, adopted or amended any Employee Benefit Plan; or

    (t) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that has materially and adversely affected, or could materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company or the appropriate Subsidiary.

    Section 9.09.  Title; Leased Assets.

    (a) Real Property. A description of all interests in real property owned by the Company and the Subsidiaries (collectively, the "Real Property") is set forth on Exhibit 9.09(a). Except as set forth on Exhibit 9.09(a), the Company and the Subsidiaries have good, valid and indefeasible title to all the Real Property. The Real Property and the leased real property referred to in Section 9.09(c) constitute the only real property necessary for or used in the conduct of the business of the Company and the Subsidiaries.

    (b) Personal Property. Except as set forth on Exhibit 9.09(b), the Company and the Subsidiaries have good, valid and indefeasible title to all tangible and intangible personal property owned by them (collectively, the "Personal Property"). The Personal Property and the leased personal property referred to in Section 9.09(c) constitute the only personal property necessary for or used in the conduct of the business of the Company and the Subsidiaries.

    (c) Leases. A list and brief description of all leases of real and personal property to which the Company or any Subsidiary is a party, either as lessor or lessee, are set forth on Exhibit 9.09(c). All such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

    (d) Right to Use Assets. Except for those assets acquired since March 31, 1995, which are listed on Exhibit 9.09(d), all tangible and intangible assets necessary for or used in the conduct of the business of the Company and the Subsidiaries are reflected in the Financial Statements in a manner that is in conformity with generally accepted accounting principles applied on a basis consistent with prior periods. Either the Company or a Subsidiary owns, leases or otherwise possesses a right to use all assets necessary for or used in the conduct of the business of the Company or such Subsidiary, which shall not be impaired by the consummation of the transactions contemplated hereby.

    Section 9.10.  Commitments.

    (a) Commitments; Defaults. Except as set forth on Exhibit 9.10 or in the Financial Statements, neither the Company nor any Subsidiary has entered into, nor are the Stock, the assets or the business of the Company or any Subsidiary bound by, whether or not in writing, any

         (i)  partnership or joint venture agreement;

         (ii)  deed of trust or other security agreement;

         (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

         (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer;

         (v)  labor or collective bargaining agreement;

         (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

         (vii) deed or other document evidencing an interest in or contract to purchase or sell real property;

         (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys;

         (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee (except as listed on Exhibit
    9.09(c));

         (x) agreement between the Company and any affiliate of the Company;

         (xi) agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an affiliate of the Company;

         (xii) agreement relating to any material matter or transaction in which an interest is held by any person or entity referred to in Section 9.28;

         (xiii)  powers of attorney;

         (xiv)  contracts containing noncompetition covenants;

         (xv) any other contract or arrangement that involves an unperformed commitment in excess of $25,000 or that cannot be terminated on 30 days notice or less;

         (xvi) any agreement for the acquisition of services, supplies, equipment or other personal property and involving more than $25,000 in the aggregate;

         (xvii) agreement providing for the purchase from a supplier of all or substantially all of the requirements of the Company or any Subsidiary of a particular product or service; or

         (xviii) any other agreement or commitment not made in the ordinary course of business or that is material to the business or financial condition of the Company or any Subsidiary and not otherwise disclosed in this Agreement.

All of the items listed on Exhibit 9.10 are hereinafter collectively referred to as the "Commitments." True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to ENSERCH. There are no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Company or any Subsidiary, and no penalties have been incurred nor are amendments pending, with respect to the Commitments, except as described on Exhibit 9.10. The Commitments are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of the Company and Stockholders, may be made by any party thereto, nor has the Company or any Subsidiary waived any rights thereunder, except as described on Exhibit 9.10. Neither the Company nor any Subsidiary has received notice of any default with respect to any Commitment.

    (b) No Cancellation or Termination of Commitment. Except as contemplated hereby, neither the Company nor any Subsidiary nor any Stockholder has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and neither the Company nor any Subsidiary nor any Stockholder knows of any fact that would justify the exercise of such a right. Neither the Company nor any Subsidiary nor any Stockholder currently contemplates, or has reason to believe any other person or entity currently contemplates, any amendment or change to any Com-mitment. Except as listed on Exhibit 9.10, none of the customers or suppliers of the Company or any Subsidiary has refused, or communicated that it shall or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it shall or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, the Company or any Subsidiary.

    Section 9.11. Adverse Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or presently existing rule or regulation that materially and adversely affects, or so far as the Company or any Stockholder can now foresee, may in the future materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company or any Subsidiary.

    Section 9.12. Insurance. The Company and the Subsidiaries carry property, liability, workers' compensation and such other types of insurance as is customary in the industry of the insured. A list of all insurance policies of the Company and the Subsidiaries are set forth on Exhibit 9.12. All of such policies are valid and enforceable policies, issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in the industry of the insured. Such insurance shall be outstanding and duly in force without interruption up to and including the Closing Date. True, complete and correct copies of all such policies have been provided to ENSERCH on or prior to the date hereof.

    Section 9.13.  Patents, Trademarks, Service Marks and Copyrights.

    (a) Ownership. The Company and each Subsidiary owns all patents, trademarks, service marks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth on Exhibit 9.13 is a true and correct description of the following (the "Proprietary Rights"):

         (i) all trademarks, tradenames, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part, by the Company or any Subsidiary with respect to the business of the Company and the Subsidiaries, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company or any Subsidiary is a party (including expiration date if applicable); and

         (ii) all agreements relating to technology, know-how or processes that the Company or any Subsidiary is licensed or authorized to use by others, or which it licenses or authorizes others to use.

    (b) Conflicting Rights of Third Parties. The Company or a Subsidiary has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. Use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and neither the Company nor any Stockholder knows of any valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

    (c) Claims of Other Persons. The Company and Stockholders have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company or any Subsidiary infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, cor-poration or other entity; and no proceedings have been instituted, are pending or are threatened that challenge the rights of the Company or any Subsidiary with respect thereto.

    Section 9.14. Trade Secrets and Customer Lists. Either the Company or the appropriate Subsidiary has the right to use, free and clear of any claims or rights of others except claims or rights specifically set forth on Exhibit 9.14, all trade secrets, customer lists and proprietary information required for the marketing of all products and services formerly or presently sold or marketed by the Company or such Subsidiary. Except as set forth on Exhibit 9.14, neither the Company nor any Subsidiary is using or in any way making use of any con-fidential information or trade secrets of any third party, including without limitation any past or present employee of the Company or any Subsidiary.

    Section 9.15.  Taxes.  Violations of the conditions set forth in this
Section 9.15 shall not be considered violations of Due Diligence Conditions except to the extent they exceed $1,250,000 in amount in the aggregate.

         (a) Filing of Tax Returns. The Company and each Subsidiary have duly and timely filed or shall duly and timely file (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all returns (including information returns) and reports, including all schedules or attachments thereto, required by the United States or any state or any political subdivision thereof or any foreign jurisdiction to be filed on or before the Closing Date by the Company and each Subsidiary in connection with any tax ("Tax Returns"). All such Tax Returns are, or shall be, complete and accurate and properly reflect the taxes of the Company and each Subsidiary for the periods covered hereby.

         (b) Payment of Taxes. The Company and each Subsidiary have paid or accrued all taxes that have become due with respect to any Tax Returns that they have filed or have been required to file for its business activities through the Closing Date.

         (c) No Pending Deficiencies, Delinquencies, Assessments or Audits. Except as set forth on Exhibit 9.15(c), no tax deficiency or delinquency has been asserted against the Company or any Subsidiary; there is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Company or any Subsidiary that, to the knowledge of the Company, any Subsidiary or the Stockholders, could be asserted by any tax authority; there is no tax authority audit of the Company or any Subsidiary pending and the results of any completed audits are properly reflected in the Financial Statements; and there are no pending claims for refund of taxes filed by the Company or any Subsidiary.

         (d) Tax Liens. There are no liens for taxes upon any assets of the Company or any Subsidiary other than statutory liens for taxes not yet delinquent.

         (e) All Withholding Requirements Satisfied. All monies required to be withheld by the Company and each Subsidiary and paid to governmental agencies for all taxes (including any amounts required to be withheld pursuant to Sections 1441 through 1446 of the Code) have been (i) collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose or (ii) properly reflected in the Financial Statements.

         (f) Request for Rulings. There are no outstanding requests for rulings with any tax or revenue authority that would have a material adverse effect on the operations of the Company and its Subsidiaries.

         (g) Partnerships. Except as set forth on Exhibit 9.15(g), neither the Company nor any Subsidiary owns any interest in any entity that is characterized as a partnership under the Code.

    Section 9.16. Compliance with Laws. The Company and each of the Subsidiaries has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports. There are no existing violations by the Company, any Subsidiaries or the Stockholders of any federal, state or local law or regulation that could affect the property or business of the Company and the Subsidiaries. The Company and each of the Subsidiaries possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted, all of which are listed on Exhibit 9.16.

    Section 9.17. Finder's Fee. Neither the Company, any Subsidiary nor any Stockholder has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

    Section 9.18. Litigation. Except as described on Exhibit 9.18, there are no legal actions or administrative proceedings or investigations instituted, or, to the best knowledge of the Company, the Subsidiaries or the Stockholders, threatened, against or affecting, or that could affect, the Company, any Subsidiary, any of the Stock, or the business of the Company or any Subsidiary. Neither the Company, any Subsidiary nor the Stockholders are (i) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the Company or any Subsidiary or to their respective business, assets, operations or employees or (ii) in default with respect to any such order, writ, injunction or decree. Neither the Company, any Subsidiary nor the Stockholders know of any basis for any such action, proceeding or investigation.

    Section 9.19. Accuracy of Information Furnished. All information furnished to ENSERCH by the Company, any Subsidiary or any Stockholder hereby or in connection with the transactions contemplated hereby is true, correct and complete in all respects. Such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete.

    Section 9.20. Condition of Fixed Assets. All of the plants, structures and equipment (the "Fixed Assets") owned by the Company and the Subsidiaries are in good condition and repair for their intended use in the ordinary course of business and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

    Section 9.21. Inventory. All of the inventory owned by the Company and the Subsidiaries is in good, current, standard and merchantable condition. Purchase commitments are not in excess of normal requirements and, taken as a whole, are not at prices in excess of market prices. The Company and the Subsidiaries have the types and quantities of inventories appropriate, taken as a whole, to conduct their respective businesses consistently with past practices.

    Section 9.22. Books of Account. The books of account of the Company and the Subsidiaries have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of the Company and the Subsidiaries have been properly recorded in such books.

    Section 9.23. Accounts Receivable. Exhibit 9.23 sets forth the accounts receivable of the Company and the Subsidiaries from sales made as of May 30, 1995, and the payments and rights to receive payments related thereto. All such accounts receivable have arisen from bona fide transactions in the ordinary course of business and are valid and enforceable claims subject to no right of set-off or counterclaim.

    Section 9.24.  Distributions and Repurchases.  Except as set forth on
Exhibit 9.24 and except for the redemption of Preferred Stock contemplated by
Section 7.13, no distribution, payment or dividend of any kind has been declared or paid by the Company or any Subsidiary on any of its capital stock at any time. Except as set forth on Exhibit 9.24, no repurchase of any of the capital stock of the Company or any Subsidiary has been approved or effected by the Company or any Subsidiary at any time.

    Section 9.25. Customers. Set forth on Exhibit 9.25 is a complete and accurate list of the ten largest customers of the Company and each Subsidiary, taken as a whole, in terms of sales for each of the last three fiscal years and the current fiscal year to date, showing, with respect to each, the name, address and pricing and sales records relating to such customer.

    Section 9.26. Suppliers. Set forth on Exhibit 9.26 is a complete and accurate list of the ten largest suppliers of the Company and the Subsidiaries, taken as a whole, in terms of dollar volume of transactions for each of the last three fiscal years and the current fiscal year to date, showing, with respect to each, the name, address and aggregate dollar volume of purchases from such supplier.

    Section 9.27. Banking Relations. Set forth on Exhibit 9.27 is a complete and accurate list of all arrangements that the Company and the Subsidiaries have with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

    Section 9.28. Ownership Interests of Interested Persons. Except as set forth on Exhibit 9.28, no officer, supervisory employee, director or stockholder of the Company or any Subsidiary, or their respective spouses or children, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer or supplier of the Company or any Subsidiary, or any organization that has a material contract or arrangement with the Company or any Subsidiary.

    Section 9.29. Investments in Competitors. No Stockholder owns directly or indirectly any interests or has any investment in any corporation, business or other person that is a competitor of the Company or any Subsidiary.

    Section 9.30.  Environmental Matters.

    (a) Environmental Laws. Neither the Company nor any Subsidiary nor any of their respective assets is currently in violation of, or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any laws or regulations pertaining to health or the environment (hereinafter sometimes collectively called "Environmental Laws"), including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sec. 9601 et seq.), as amended from time to time ("CERCLA") (including without limi-tation as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and regulations promulgated under CERCLA, (ii) the Resource Conserva-tion and Recovery Act of 1976 (42 U.S.C. Sec.6901 et seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder, and
(iii) statutes, rules or regulations, whether federal, state or local, relating to asbestos or polychlorinated biphenyls, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the assets and operations of the Company and the Subsidiaries.

    (b) Use of Assets. To the best knowledge of the Company and Stock-holders, the assets of the Company and the Subsidiaries have never been used in a manner that would be in violation of any of the Environmental Laws, including without limitation CERCLA and RCRA.

    (c) Permits. Neither the Company nor any Subsidiary has obtained or is required to obtain, and neither the Company nor any Subsidiary has any knowledge of any reason ENSERCH shall be required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by the Company or any Subsidiary by reason of any Environmental Laws.

    (d) Superfund List. To the best knowledge of the Company, the Subsidiaries and the Stockholders, none of the assets owned or leased by the Company or any Subsidiary are on any federal or state "Superfund" list or subject to any environmentally related liens.

    Section 9.31.  Public Utility Holding Company.  Except as set forth on
Exhibit 9.31, neither the Company nor any Subsidiary is a "public-utility company" or a "holding company" as defined by the Public Utility Holding Company Act of 1935, as amended.


                            ARTICLE X.

                        Closing Deliveries

    Section 10.01. Deliveries of the Company and the Stockholders. At the Closing, the Company and the Stockholders shall deliver to ENSERCH the fol-lowing, all of which shall be in form and content satisfactory to ENSERCH and its counsel:

    (a) certificates representing all of the Stock, duly endorsed and in proper form for transfer to ENSERCH by delivery under applicable law, or accompanied by duly executed instruments of transfer in blank;

    (b) a copy of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified by the Secretary of the Company as being a true and correct copy of the original thereof subject to no modifica-tions or amendments;

    (c) a certificate of the President of the Company, and of each of the Stockholders, dated the Closing Date, as to the truth and correctness of the representations and warranties of the Company and the Stockholders, respectively, contained herein on and as of the Closing Date;

    (d) a certificate of the President of the Company, and of each of the Stockholders, dated the Closing Date, (i) as to the performance of and com-pliance by the Company and the Stockholders, respectively, with all covenants contained herein on and as of the Closing Date and (ii) certifying as to each that all conditions precedent of the Company and the Stockholders to the Closing have been satisfied;

    (e) a certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of the Company and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of the Company;

    (f) a certificate, dated within five business days of the Closing Date, of the Secretary of State of the appropriate jurisdiction establishing that the Company and each Subsidiary is in existence, has paid all taxes due and owing such state and otherwise is in good standing to transact business in its state of incorporation;

    (g) certificates, dated within five business days of the Closing Date, of the Secretaries of State of the states in which the Company or any Subsidiary is qualified to do business, to the effect that the Company and each Subsidiary, as the case may be, is qualified to do business and is in good standing as a foreign corporation in each of such states;

    (h) an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Company and the Stockholders, dated as of the Closing Date, pursuant to
Section 7.03;

    (i) all authorizations, consents, approvals, permits and licenses of, or filings with, any governmental or public body or authority, any lender or lessor or any other person or entity that is required to authorize, or whose authorization is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Company or the Stockholders, including those authorizations, consents, approvals, permits and licenses referenced on Exhibit 9.03;

    (j) letters from each of Gibbs, Gates and each of the Trusts to ENSERCH, in form reasonably acceptable to Gibbs, Gates, each of the Trusts and ENSERCH, acknowledging to ENSERCH that certain conditions that must be met in order to qualify for a limited offering exemption under Rule 506 promulgated under the Securities Act have been met;

    (k) an executed Employment Agreement between ENSERCH Energy Services, Inc. and each Key Employee as required by Section 7.10;

    (l) resignations of all the directors and officers of the Company and the Subsidiaries;

    (m) termination of any powers of attorney given by the Company or any Subsidiary;

    (n)  a release of claims of the Stockholders as required by Section 7.08;

    (o)  a termination of the Stockholders' Agreement;

    (p)  evidence of the disposition of the public utilities called for in
Section 7.12;

    (q) evidence of the full exercise of the Warrants and any rights of the Stockholders contained therein;

    (r)  evidence of the Redemption;

    (s) evidence of the repayment or transfer of the Stockholders' loans called for in Section 7.08;

    (t) evidence that the Company owns 100% of each of DGS/IESCO Inc. and Industrial Energy Services Company; and

    (u) such other instrument or instruments of transfer as shall be necessary or appropriate, as ENSERCH or its counsel shall reasonably request, to vest in ENSERCH title to the Stock free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements.

    Section 10.02. Deliveries of ENSERCH. At the Closing, ENSERCH shall deliver the following to the Stockholders or the appropriate party:

    (a)  Certificates representing the ENSERCH Shares;

    (b) a copy of the resolutions of the Board of Directors of ENSERCH authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified by ENSERCH's Secretary as being a true and correct copy of the original thereof subject to no modifications or amendments;

    (c) a certificate of the President or a Vice President of ENSERCH, dated the Closing Date, as to the truth and correctness of the representations and warranties of ENSERCH contained herein on and as of the Closing Date;

    (d) a certificate of the President or a Vice President of ENSERCH, dated the Closing Date, (i) as to the performance of and compliance by ENSERCH with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of ENSERCH to the Closing have been satisfied;

    (e) a certificate of the Secretary of ENSERCH certifying as to the incumbency of the directors and officers of ENSERCH and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of ENSERCH;

    (f) a certificate, dated within five business days of the Closing Date, of the Secretary of State of Texas, establishing that ENSERCH is in existence, has paid all taxes due and owing such state and otherwise is in good standing to transact business in such state;

    (g) an opinion of Jackson & Walker, L.L.P., counsel to ENSERCH, dated as of the Closing Date pursuant to Section 8.06;

    (h) an executed Registration Rights Agreement relating to the resale of the ENSERCH Shares in the form attached as Exhibit 10.02(h) (the "Registration Rights Agreement"); and

    (i) an executed Employment Agreement between ENSERCH Energy Services, Inc. and each Key Employee.

                           ARTICLE XI.

                       Post Closing Matters

    Section 11.01. Further Instruments of Transfer. Following the Closing, at the request of ENSERCH, the Stockholders shall deliver any further instruments of transfer and take all such reasonable actions as may be necessary or appropriate to (i) vest in ENSERCH title to the Stock free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or stockholders' agreements and (ii) carry out more effectively the provisions of this Agreement and to establish and protect the rights created in favor of the parties hereunder or thereunder.

    Section 11.02. Sale of ENSERCH Shares. The Stockholders agree that they shall not sell, convey or otherwise transfer any of the ENSERCH Shares acquired pursuant to this Agreement unless such transfer has been registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available.

    Section 11.03. Pooling of Interests. No Stockholder shall directly or indirectly sell, transfer, assign or dispose of or in any other way reduce his or its risk relative to any ENSERCH Shares received in the business combination contemplated by this Agreement until ENSERCH issues the Earnings Release.

    Section 11.04. Financial Results Press Release. ENSERCH shall issue as promptly as practicable the Earnings Release stating the combined operating results of ENSERCH and the Company covering the full calendar month during which the actual Closing occurs. In any event, ENSERCH shall issue the Earnings Release no later than 31 days after the end of the full calendar month during which the actual Closing occurs.

    Section 11.05. Operations of the Company. It is ENSERCH's present intent, following the Closing, to continue the historic business of the Company or use a significant portion of the Company's assets in a business.

    Section 11.06. Registration of the ENSERCH Shares. ENSERCH will register the ENSERCH Shares in accordance with the Registration Rights Agreement.

    Section 11.07. Restrictive Legends. A restrictive legend in the form attached hereto as Exhibit 11.07 will be placed on each certificate representing the ENSERCH Shares delivered to a Stockholder and a notation shall be made in the appropriate records of ENSERCH indicating that such shares are subject to restrictions on transfer. ENSERCH shall cause the portion of the legend dealing with (i) the restrictions based on this Agreement to be removed on the day the Earnings Release is made and (ii) the restrictions based on securities laws to be removed when the relevant shares are sold under either a registration statement or an exemption from the securities laws.

                           ARTICLE XII.

                             Remedies

    Section 12.01. Indemnification by the Stockholders and the Company. Subject to the terms and conditions of this Article, each Stockholder severally agrees to indemnify, defend and hold ENSERCH and its directors, officers, agents, attorneys and Affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by such indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of the Stockholders contained herein, in any exhibit, schedule, certificate or financial statement delivered hereunder, or in any agreement executed by the Stockholders in connection with the transactions contemplated hereby. The Stockholders shall only be required to provide indemnification with regard to claims based on Section 3.09 and
Section 3.10 to the extent the aggregate amount of claims under Section 3.09 and
Section 3.10 exceed $100,000. The maximum amount of indemnification that the Stockholders shall be required to provide with regard to Section 3.09 is $1,000,000. The maximum amount of indemnification that the Stockholders shall be required to provide with regard to Section 3.10 is $1,250,000. If any event results in the breach of a representation, warranty or covenant of one or more, but not all, of the Stockholders, the Stockholders who have breached the representation, warranty or covenant shall be liable for the entire amount of ENSERCH's Damages, but each breaching Stockholder's liability shall be in proportion to that breaching Stockholder's ownership of Common Stock, as set forth on Exhibit 3.01(b), compared to the ownership of Common Stock, as set forth on Exhibit 3.01(b), of all the Stockholders who breached the representation, warranty or covenant. If any event results in the breach of a representation, warranty or covenant of all the Stockholders, the Stockholders shall be liable for the entire amount of ENSERCH's Damages in proportion to their ownership of the Stock as set forth on Exhibit
3.01(b). The representations and warranties contained in Sections 3.01, 3.05(b), 3.06, 3.07, 3.08, 3.12 and 3.13 are individual representations and warranties of the Stockholders, and any damages resulting from the breach of any such representation or warranty shall be born solely by the Stockholder committing the breach. For the purposes of this Agreement, Carroll, Carroll Group and each of the Trusts shall be jointly and severally responsible for any breach of the representations, warranties and covenants by any other member of that group. Subject to the terms and conditions of this Article, the Company agrees to indemnify, defend and hold ENSERCH and its directors, officers, agents, attorneys and Affiliates harmless from and against all Damages asserted against or incurred by such indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of the Company contained herein, in any exhibit, schedule, certificate or financial statement delivered hereunder, or in any agreement executed by the Company in connection with the transactions contemplated hereby. The Company shall only be liable for Damages if the Closing does not occur. Any liability of the Company shall in no way affect the liability of any Stockholder.

    In the event any Stockholder is required to provide indemnification pursuant to this Section 12.01 other than with respect to Damages relating to Sections 3.09 and 3.10, such indemnification shall in no event exceed the fair market value of the ENSERCH Shares received by such Stockholder, as measured by the closing price of ENSERCH Common Stock on the New York Stock Exchange on the Closing Date.

    Section 12.02. Indemnification by ENSERCH. Subject to the terms and conditions of this Article, ENSERCH hereby agrees to indemnify, defend and hold the Stockholders and their agents, attorneys and Affiliates harmless from and against all Damages asserted against or incurred by any of such indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of ENSERCH contained herein or in any exhibit, schedule or certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby.

    In the event ENSERCH is required to provide indemnification pursuant to this Section 12.02, such indemnification shall in no event exceed the fair market value of the ENSERCH Shares as measured by the closing price of ENSERCH Common Stock on the New York Stock Exchange on the Closing Date.

    Section 12.03. Conditions of Indemnification. The respective obligations and liabilities of the Stockholders and ENSERCH (the "indemnifying party") to ENSERCH and the Stockholders, respectively (the "party to be indemnified"), under Sections 12.01 and 12.02 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

    (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified). Notwithstanding the other provisions of this subsection (a), the indemnifying party will not be obligated to pay the fees and expenses of more than one counsel with respect to any claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of one additional counsel.

    (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified shall (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

    (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

    (d) The party to be indemnified and the indemnifying party shall each cooperate with all reasonable requests of the other.

    Section 12.04. Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

    Section 12.05. Remedies Not Exclusive. The remedies provided in this Article shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

    Section 12.06. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees and expenses), except that each party hereto that is shown to have breached this Agreement or any other agreement contemplated hereby agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by any other party in successfully (i) enforcing any of the terms of this Agreement or any other agreement contemplated hereby against such breaching party or (ii) proving that another party breached any of the terms of this Agreement or any other agreement contemplated hereby.

    Section 12.07. Specific Performance. the Company and the Stockholders acknowledge that a refusal by the Company or the Stockholders to consummate the transactions contemplated hereby shall cause irreparable harm to ENSERCH, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, ENSERCH shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

                          ARTICLE XIII.

                           Termination

    Section 13.01.  Termination.  This Agreement may be terminated:

    (a) At any time prior to August 31, 1995, by mutual agreement of all parties.

    (b) At any time prior to August 31, 1995, by ENSERCH if any representation or warranty of the Company or the Stockholders contained in this Agreement or in any certificate or other document executed and delivered by the Company pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Company or the Stockholders fail to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within ten business days after notice by ENSERCH.

    (c) At any time prior to August 31, 1995, by the Company if any representation or warranty of ENSERCH contained in this Agreement or in any certificate or other document executed and delivered by ENSERCH pursuant to this Agreement is or becomes untrue or breached in any material respect or if ENSERCH fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within ten business days after notice by the Company.

    (d) After August 31, 1995, by ENSERCH if the conditions stated in Article VII or Article IX have not been satisfied by the Closing Date.

    (e) After August 31, 1995, by the Stockholders if the conditions stated in Article VIII have not been satisfied by the Closing Date.

In the event this Agreement is terminated pursuant to subparagraph (b), (c), (d) or (e) above, ENSERCH, the Company and the Stockholders shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement under the provisions of this Article, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

                           ARTICLE XIV.

                          Miscellaneous

    Section 14.01. Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

    Section 14.02. Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by ENSERCH to an Affiliate of ENSERCH. In the event of an assignment by ENSERCH to an Affiliate of ENSERCH, ENSERCH shall remain liable for all of its obligations hereunder.

    Section 14.03. Parties In Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

    Section 14.04. Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

    Section 14.05. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provi-sions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    Section 14.06. Survival of Representations, Warranties and Covenants. The representations and warranties contained in Sections 3.01, 3.02, 3.10, 4.01,
4.02 and 4.05 shall survive the Closing indefinitely. The covenants con-tained in Articles V, VI and XI and the representations and warranties contained in Articles III and IV (other than Sections 3.01, 3.02, 3.10, 4.01, 4.02 and 4.05) shall survive the Closing for a period of two years. All other represen-tations, warranties and covenants contained herein shall not survive the Closing.

    Section 14.07. Governing Law. This Agreement and the rights and obli-gations of the parties hereto shall be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas. The parties agree that this Agreement shall be performable in Dallas County, Texas.

    Section 14.08. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

    Section 14.09. Gender and Number. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

    Section 14.10. Reference to Agreement. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

    Section 14.11. Confidentiality; Publicity and Disclosures. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (i) by press release, filing or otherwise that is required by federal securities laws or the rules of the New York Stock Exchange (however, ENSERCH shall use its best efforts to give the Stockholders a copy of such a disclosure at the same time it is released to the public) and (ii) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement.

    Section 14.12. Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile transmission. Such notice shall be deemed received on the date on which it is hand-delivered or received by facsimile transmission or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

         If to ENSERCH:   ENSERCH Corporation
                          ENSERCH Center
                          300 South St. Paul Street
                          Dallas, Texas  75201
                          Attention:  Michael G. Fortado
                          Fax No. (214) 670-2097

         with a copy to:  Jackson & Walker, L.L.P.
                          901 Main Street
                          Suite 6000
                          Dallas, Texas  75202
                          Attention:  Fred W. Fulton
                          Fax No. (214) 653-6115

         If to Carroll,  The Phoenix Tower
         Carroll Group,  3200 Southwest Freeway
         a Trust, Gibbs or Suite 3100
         Gates:          Houston, Texas 77027
                         Attention: Jonathan Carroll
                         Fax No. (713) 622-2345

         with a copy to: Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         711 Louisiana, Suite 1800
                         Houston, Texas  77002
                         Attention:  Douglas C. Atnipp
                         Fax No. (713) 236-0822

         If to Apollo or Apollo Advisors, L.P.
         Savant:         1999 Avenue of the Stars
                         Suite 1900
                         Los Angeles, California 90067
                         Attention:  Michael D. Weiner
                         Fax No. (310) 201-4166

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

    Section 14.13. Choice of Forum. The parties hereto agree that should any suit, action or proceeding arising out of this Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Agreement), such suit, action or proceeding shall be instituted only in a state or federal court in Dallas County, Texas. Each of the parties hereto consents to the in personam jurisdic-tion of any state or federal court in Dallas County, Texas and waives any objection to the venue of any such suit, action or proceeding. The parties hereto recognize that courts outside Dallas County, Texas may also have juris-diction over suits, actions or proceedings arising out of this Agreement, and in the event that any party hereto shall institute a proceeding involving this Agreement in a jurisdiction outside Dallas County, Texas, the party instituting such proceeding shall indemnify any other party hereto for any losses and expenses that may result from the breach of the foregoing covenant to institute such proceeding only in a state or federal court in Dallas County, Texas, including without limitation any additional expenses incurred as a result of litigating in another jurisdiction, such as reasonable fees and expenses of local counsel and travel and lodging expenses for parties, witnesses, experts and support personnel.

    Section 14.14. Service of Process. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in
Section 14.12 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

    Section 14.15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

    Section 14.16. Effective Closing Date. The transactions contemplated by this Agreement shall be deemed to have been completed on June 30, 1995, for accounting and tax purposes. However, where the Agreement refers to the Closing or the Closing Date, such date shall be the actual date of the closing and shall not be deemed to be June 30, 1995. The calendar month used for establishing the financial results covering at least 30 days of post-Closing combined operations of ENSERCH and the Company upon which the Earnings Release is based shall be the calendar month during which the Closing actually occurs.

    EXECUTED as of the date first above written.


                                  ENSERCH Corporation



                                  By:  /s/ G. R. Bryan

                                  Its: Senior Vice President



                                  DGS Holdings Corp.



                                  By:  /s/ Jonathan P. Carroll

                                  Its: President


                                  Carroll Group, Inc.



                                  By:  /s/ Jonathan P. Carroll

                                       Jonathan P. Carroll, President


                                  /s/ Jonathan P. Carroll

                                  Jonathan P. Carroll



                                  Jonathan Pitts Carroll 1995
                                  Grantor Annuity Trust



                                  By:  /s/ Napoleon Davis

                                       Napoleon Davis, Trustee



                                  Gina Leanne Carroll 1995
                                  Grantor Annuity Trust



                                  By:  /s/ Napoleon Davis

                                       Napoleon Davis, Trustee



                                  Jonathan and Gina Carroll
                                  1995 Family Trust



                                  By   /s/ Napoleon Davis

                                       Napoleon Davis, Trustee



                                  Savant Enterprises Partners, L.P.

                                  By:  AIF II, L.P.,
                                       Its General Partner

                                  By:  Apollo Advisors, L.P.,
                                       Its Managing General Partner

                                  By:  Apollo Capital Management,
                                       Inc.,
                                       Its General Partner



                                       By:  /s/

                                            Vice President



                                  Apollo Investment Fund, L.P.

                                  By:  Apollo Advisors, L.P.,
                                       Its Managing General Partner

                                  By:  Apollo Capital Management,
                                       Inc.,
                                       Its General Partner




                                       By:  /s/

                                            Vice President




                                  /s/ Michael C. Gibbs

                                  Michael C. Gibbs



                                  /s/ Kevin Gates

                                  Kevin Gates